EXHIBIT 16.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

January 22, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated January 22, 2013, of Lightlake Therapeutics, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to this firm.

Very truly yours,

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida